UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 22, 2018 (August 21, 2018)

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) and (c)

On August 22, 2018, Capital Senior Living Corporation (the “Company”) announced the retirement, effective January 1, 2019, of Mr. Lawrence A. Cohen, the Company’s Vice Chairman of the Board and Chief Executive Officer.

In connection with such retirement, the Company and Mr. Cohen have entered into a Retirement and Separation Agreement, dated as of August 21, 2018 (the “Agreement”). The description of the Agreement herein is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Mr. Cohen will (i) resign from his positions as Vice Chairman of the Board, as a director of the Company and as the Chief Executive Officer of the Company and all similar positions held by Mr. Cohen with any subsidiaries and affiliates of the Company effective January 1, 2019 (the “Retirement Date”) and (ii) be obligated to serve as a consultant to the Company for two years thereafter. To the extent that the Company designates Mr. Cohen’s successor as Chief Executive Officer before the Retirement Date, he will relinquish that title but will continue to serve as an executive employee until the Retirement Date.

In connection with Mr. Cohen’s consulting obligations, the Company will pay Mr. Cohen aggregate consulting consideration totaling $2,555,252.84, such amount to be paid over time in substantially equal installments for a two-year period commencing immediately following Mr. Cohen’s retirement on January 1, 2019.

All outstanding and unvested time-based restricted stock awards granted to Mr. Cohen on March 27, 2018, March 28, 2017 and February 24, 2016 under the Company’s 2007 Omnibus Stock and Incentive Plan (the “Omnibus Plan”) will vest immediately prior to Mr. Cohen’s retirement on January 1, 2019, and for purposes of the three outstanding and unvested performance-based restricted stock awards granted to Mr. Cohen on February 24, 2016 under the Omnibus Plan, the remaining unvested shares thereunder will remain eligible for vesting subject to achievement of the applicable performance metrics thereunder after January 1, 2019 notwithstanding Mr. Cohen’s retirement.

Mr. Cohen will be entitled to participate in the Company’s 2018 Annual Incentive Plan in respect of the Company’s 2018 performance, subject to (i) the achievement of the applicable performance metrics thereunder and (ii) certain reductions in the payouts thereunder that are made at the discretion of the Company’s compensation committee.

The Agreement also references and contains certain covenants of Mr. Cohen regarding non-competition, non-solicitation of Company employees, confidentiality and use of certain information, non-disparagement, cooperation and a release of claims in connection with his employment.

The Agreement does not terminate any right Mr. Cohen may have to indemnification under the Company’s organizational documents or agreements, applicable law or the Company’s director and officer liability insurance.

(e)

The description of the Agreement set forth in Items 5.02(b) and (c) above is incorporated by reference into this Item 5.02(e).

Item 7.01	Regulation FD Disclosure.

On August 22, 2018, the Company issued a press release announcing the retirement, effective January 1, 2019, of Mr. Cohen as Vice Chairman of the Board and Chief Executive Officer of the Company. A copy of the press release is furnished and not filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

INDEX TO EXHIBITS

10.1	—	Retirement and Separation Agreement, dated as of August 21, 2018, by and between Capital Senior Living Corporation and Lawrence A. Cohen.

*99.1	—	Press Release issued by Capital Senior Living Corporation, dated August 22, 2018.

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2018	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer